Exhibit 99.1

Red Hat Reports Third Quarter Results for Fiscal Year 2016

  Quarterly total revenue of $524 million, up 15% year-over-year or 21% in constant currency
  Quarterly subscription revenue of $457 million, up 16% year-over-year or 22% in constant currency
  Deferred revenue of $1.49 billion, up 14% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--December 17, 2015--Red Hat, Inc. (NYSE:RHT), the world’s leading provider of open source solutions, today announced financial results for the third quarter of fiscal year 2016 ended November 30, 2015.

“Our investments in technologies and partnerships continued to generate strong results as customers transform their IT infrastructure through the increasing adoption of open source technologies and cloud computing,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “During the third quarter, we strengthened our leadership position in the open hybrid cloud by introducing new technologies and launching a strategic partnership with Microsoft and its Azure Cloud. Our initiatives are focused on enabling our customers to build, deploy and manage their applications across multiple environments and infrastructures.”

“We delivered another strong quarter as we exceeded our guidance. We have now had four consecutive quarters of total revenue growth of 20% or higher on a year-over-year constant currency basis,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “While we continued to invest in our business, strong revenue growth has driven non-GAAP operating income growth of 18% and operating cash flow growth of 16% year-to-date for fiscal 2016.”

Revenue: Total revenue for the quarter was $524 million, up 15% in U.S. dollars year-over-year, or 21% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $457 million, up 16% in U.S. dollars year-over-year, or 22% measured in constant currency. Subscription revenue was 87% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $373 million, an increase of 12% in U.S. dollars year-over-year and 18% measured in constant currency. Subscription revenue from Application Development-related and other emerging technologies offerings for the quarter was $84 million, an increase of 37% in U.S. dollars year-over-year and 45% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $69 million, up 3% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets and transaction costs related to business combinations, non-GAAP operating income for the third quarter was $123 million, up 13% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the third quarter, GAAP operating margin was 13.2% and non-GAAP operating margin was 23.5%.

Net Income: GAAP net income for the quarter was $47 million, or $0.25 per diluted share, compared with $48 million, or $0.26 per diluted share, in the year-ago quarter. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense from accretion of debt discount, non-GAAP net income for the quarter was $89 million, or $0.48 per diluted share, as compared to $79 million, or $0.42 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $140 million for the third quarter, an increase of 5% on a year-over-year basis and 16% year-to-date. Total cash, cash equivalents and investments as of November 30, 2015 was $1.87 billion after repurchasing approximately $78 million, or approximately 987 thousand shares, of common stock in the third quarter. As of November 30, 2015, the remaining balance in the current repurchase authorization was approximately $352 million.

Deferred Revenue: At quarter end, the company’s total deferred revenue balance was $1.49 billion, an increase of 14% on a year-over-year basis. The negative impact to total deferred revenue from changes in foreign exchange rates was $78 million year-over-year. On a constant currency basis, total deferred revenue would have been up 20% year-over-year as detailed in the tables below.

Outlook: Red Hat’s outlook assumes similar business conditions and foreign currency exchange rates as of December 17, 2015. For the full year:

  Revenue guidance is increased to $2.044 billion to $2.048 billion in U.S. dollars.
  Full year GAAP operating margin is expected to be approximately 14.1% and non-GAAP operating margin is expected to be approximately 23.5%.
  Full year fully-diluted GAAP earnings per share (EPS) is expected to be approximately $1.05 per share. Full year fully-diluted non-GAAP EPS is expected to be approximately $1.86 per share. Both GAAP and non-GAAP EPS assume a $1 million per quarter forecast for other income, a 29% annual effective tax rate and 186 million fully-diluted shares outstanding.
  Operating cash flow guidance range is increased to $695 million to $705 million.

For the fourth quarter:

  Revenue guidance is $535 million to $539 million.
  GAAP operating margin is expected to be approximately 13.3% and non-GAAP operating margin is expected to be approximately 22.5%.
  Fully-diluted GAAP EPS is expected to be approximately $0.26 per share. Fully-diluted non-GAAP EPS is expected to be approximately $0.47. As disclosed in the press release issued on October 16, 2015, EPS guidance includes an increase of $4 million of operating expenses, or ($0.02) per share impact related to the acquisition of Ansible, Inc.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $163 million, amortization of intangible assets of approximately $26 million and transaction costs related to business combinations of approximately $4 million. Full year fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense from accretion of debt discount of approximately $19 million.

Fourth quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $42 million and amortization of intangible assets of approximately $7 million. Fourth quarter fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense from accretion of debt discount of approximately $5 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Webcast and Website Information

A live webcast of Red Hat’s results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat’s investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat’s reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014
Revenue:

Subscriptions	$457,488	$394,699	$1,323,807	$1,156,161
Training and services	66,092	61,196	184,921	169,387

Total subscription, training and services revenue	523,580	455,895	1,508,728	1,325,548

Cost of revenue:

Subscriptions	32,246	28,574	93,088	84,125
Training and services	48,802	42,791	135,321	118,857

Total cost of subscription, training and services revenue	81,048	71,365	228,409	202,982

Total gross profit	442,532	384,530	1,280,319	1,122,566

Operating expense:
Sales and marketing	215,784	187,218	619,757	538,576
Research and development	104,906	90,613	304,824	275,817
General and administrative	52,965	39,502	139,462	125,786

Total operating expense	373,655	317,333	1,064,043	940,179

Income from operations	68,877	67,197	216,276	182,387
Interest income	2,874	2,196	8,484	6,048
Interest expense	5,817	3,441	17,265	3,591
Other income (expense), net	49	1,559	(1,398)	1,777

Income before provision for income taxes	65,983	67,511	206,097	186,621
Provision for income taxes	19,135	19,578	59,768	54,120

Net income	$46,848	$47,933	$146,329	$132,501

Net income per share:
Basic	$0.26	$0.26	$0.80	$0.71
Diluted	$0.25	$0.26	$0.78	$0.70

Weighted average shares outstanding:
Basic	182,850	185,039	183,054	187,533
Diluted	186,094	187,674	186,414	190,081

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	November 30,	February 28,
	2015	2015 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$942,037	$1,047,473
Investments in debt and equity securities	193,993	215,254
Accounts receivable, net	396,545	468,021
Deferred tax assets, net	104,869	86,796
Prepaid expenses	135,402	150,715
Other current assets	1,095	1,980

Total current assets	1,773,941	1,970,239

Property and equipment, net	161,015	172,151
Goodwill	1,013,202	927,060
Identifiable intangibles, net	164,134	134,276
Investments in debt securities	735,426	546,016
Other assets, net	51,487	53,243

Total assets	$3,899,205	$3,802,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$229,059	$237,733
Deferred revenue	1,080,572	1,095,115
Other current obligations	1,903	1,844

Total current liabilities	1,311,534	1,334,692

Convertible notes	729,285	715,402
Long term deferred revenue	406,562	387,213
Other long term obligations	107,031	77,340
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	2,119,426	1,963,851
Retained earnings	1,046,702	900,373
Treasury stock, at cost	(1,738,752)	(1,515,288)
Accumulated other comprehensive loss	(82,606)	(60,621)

Total stockholders' equity	1,344,793	1,288,338

Total liabilities and stockholders' equity	$3,899,205	$3,802,985

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$46,848	$47,933	$146,329	$132,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,858	18,651	56,944	57,114
Share-based compensation expense	43,407	33,623	120,466	98,942
Deferred income taxes	5,841	(780)	3,912	3,125
Net amortization of bond premium on available-for-sale debt securities	3,055	2,407	8,791	6,965
Accretion of debt discount and amortization of debt issuance costs	5,279	3,085	15,697	3,085
Other	853	(175)	2,761	(527)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(96,964)	(75,917)	64,515	2,314
Prepaid expenses	(9,032)	(5,922)	3,618	(13,502)
Accounts payable and accrued expenses	21,886	26,254	3,954	56,175
Deferred revenue	96,664	83,912	40,085	57,955
Other	1,908	(83)	1,567	1,264

Net cash provided by operating activities	139,603	132,988	468,639	405,411

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(180,744)	(141,928)	(783,568)	(461,069)
Proceeds from sales and maturities of available-for-sale debt securities	235,931	93,578	589,131	503,110
Acquisition of businesses, net of cash acquired	(125,011)	(78,317)	(126,711)	(296,121)
Purchase of other intangible assets	(2,097)	(2,160)	(8,094)	(3,911)
Purchase of property and equipment	(8,486)	(12,201)	(29,458)	(35,085)
Other	(90)	482	(3,249)	2,917

Net cash used in investing activities	(80,497)	(140,546)	(361,949)	(290,159)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	8,756	3,488	17,987	4,897
Proceeds from exercise of common stock options	723	465	3,312	1,154
Purchase of treasury stock	(78,172)	(375,000)	(148,251)	(535,062)
Payments related to net settlement of employee share-based compensation awards	(27,879)	(21,754)	(60,816)	(39,314)
Proceeds from issuance of convertible notes, net of issuance costs	-	790,394	-	790,394
Purchase of convertible note hedges	-	(148,040)	-	(148,040)
Proceeds from issuance of warrants	-	79,776	-	79,776
Payments on other borrowings	(615)	(402)	(1,352)	(2,392)

Net cash provided by (used in) financing activities	(97,187)	328,927	(189,120)	151,413

Effect of foreign currency exchange rates on cash and cash equivalents	(11,489)	(22,761)	(23,006)	(29,418)
Net increase (decrease) in cash and cash equivalents	(49,570)	298,608	(105,436)	237,247
Cash and cash equivalents at beginning of the period	991,607	585,381	1,047,473	646,742

Cash and cash equivalents at end of period	$942,037	$883,989	$942,037	$883,989

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

Cost of revenue	$4,074	$3,915	$11,952	$10,458
Sales and marketing	17,192	15,866	49,386	39,794
Research and development	13,059	8,129	35,955	28,091
General and administration	9,082	5,713	23,173	20,599
Total share-based compensation expense	$43,407	$33,623	$120,466	$98,942

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

Cost of revenue	$3,100	$2,995	$8,291	$8,097
Sales and marketing	2,330	1,958	6,345	5,533
Research and development	312	250	854	2,167
General and administration	1,238	1,439	3,450	4,473
Total amortization of intangible assets expense	$6,980	$6,642	$18,940	$20,270

Non-cash interest expense from accretion of debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

Total non-cash interest expense from accretion of debt discount	$4,664	$2,734	$13,883	$2,734

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

Transaction costs related to business combinations	$3,792	$1,061	$3,844	$4,001

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

GAAP net income	$46,848	$47,933	$146,329	$132,501

Provision for income taxes	19,135	19,578	59,768	54,120

GAAP income before provision for income taxes	$65,983	$67,511	$206,097	$186,621

Add: Non-cash share-based compensation expense	43,407	33,623	120,466	98,942
Add: Amortization of intangible assets	6,980	6,642	18,940	20,270
Add: Non-cash interest expense from accretion of debt discount	4,664	2,734	13,883	2,734
Add: Transaction costs related to business combinations	3,792	1,061	3,844	4,001

Non-GAAP adjusted income before provision for income taxes	$124,826	$111,571	$363,230	$312,568

Provision for income taxes (1)	36,200	32,356	105,337	90,645

Non-GAAP adjusted net income (basic and diluted)	$88,626	$79,215	$257,893	$221,923

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,094	187,674	186,414	190,081
Dilution offset from convertible note hedge transactions	(390)	-	(349)	-
Non-GAAP diluted weighted average shares outstanding	185,704	187,674	186,065	190,081

Non-GAAP adjusted net income per share:
Basic	$0.48	$0.43	$1.41	$1.18
Diluted	$0.48	$0.42	$1.39	$1.17

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$124,826	$111,571	$363,230	$312,568
Estimated annual effective tax rate	29.0%	29.0%	29.0%	29.0%
Non-GAAP provision for income taxes before discrete tax benefit	$36,200	$32,356	$105,337	$90,645

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

GAAP gross profit	$442,532	$384,530	$1,280,319	$1,122,566

Add: Non-cash share-based compensation expense	4,074	3,915	11,952	10,458
Add: Amortization of intangible assets	3,100	2,995	8,291	8,097

Non-GAAP gross profit	$449,706	$391,440	$1,300,562	$1,141,121

Non-GAAP gross margin	85.9%	85.9%	86.2%	86.1%

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

GAAP operating expenses	$373,655	$317,333	$1,064,043	$940,179

Deduct: Non-cash share-based compensation expense	(39,333)	(29,708)	(108,514)	(88,484)
Deduct: Amortization of intangible assets	(3,880)	(3,647)	(10,649)	(12,173)
Deduct: Transaction costs related to business combinations	(3,792)	(1,061)	(3,844)	(4,001)

Non-GAAP adjusted operating expenses	$326,650	$282,917	$941,036	$835,521

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2015	2014	2015	2014

GAAP operating income	$68,877	$67,197	$216,276	$182,387

Add: Non-cash share-based compensation expense	43,407	33,623	120,466	98,942
Add: Amortization of intangible assets	6,980	6,642	18,940	20,270
Add: Transaction costs related to business combinations	3,792	1,061	3,844	4,001

Non-GAAP adjusted operating income	$123,056	$108,523	$359,526	$305,600

Non-GAAP adjusted operating margin	23.5%	23.8%	23.8%	23.1%

	Three Months Ended
	November 30,	November 30,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$373,091	$332,897	12.1%
Adjustment for currency impact	$18,550	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$391,641	$332,897	17.6%

Application development-related and other emerging technology offerings	$84,397	$61,802	36.6%
Adjustment for currency impact	5,330	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$89,727	$61,802	45.2%

GAAP subscription revenue	457,488	394,699	15.9%
Adjustment for currency impact	23,880	-
Non-GAAP subscription revenue on a constant currency basis	$481,368	$394,699	22.0%

GAAP training and services revenue	$66,092	$61,196	8.0%
Adjustment for currency impact	4,603	-
Non-GAAP training and services revenue on a constant currency basis	$70,695	$61,196	15.5%

GAAP total subscription, training and services revenue	$523,580	$455,895	14.8%
Adjustment for currency impact	28,483	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$552,063	$455,895	21.1%

	Nine Months Ended
	November 30,	November 30,	Year-Over-Year
	2015	2014	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$1,089,758	$983,915	10.8%
Adjustment for currency impact	$68,781	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,158,539	$983,915	17.7%

Application development-related and other emerging technology offerings	$234,049	$172,246	35.9%
Adjustment for currency impact	18,212	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$252,261	$172,246	46.5%

GAAP subscription revenue	1,323,807	1,156,161	14.5%
Adjustment for currency impact	86,993	-
Non-GAAP subscription revenue on a constant currency basis	$1,410,800	$1,156,161	22.0%

GAAP training and services revenue	$184,921	$169,387	9.2%
Adjustment for currency impact	15,487	-
Non-GAAP training and services revenue on a constant currency basis	$200,408	$169,387	18.3%

GAAP total subscription, training and services revenue	$1,508,728	$1,325,548	13.8%
Adjustment for currency impact	102,480	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,611,208	$1,325,548	21.6%

RED HAT, INC.
Supplemental Information
(Unaudited)
(In thousands - except per share amounts)

Change in deferred revenue balances
		Long Term
	Current Deferred	Deferred	Total Deferred
	Revenue	Revenue	Revenue

Balance at November 30, 2014	941,441	358,684	1,300,125
Constant currency change in deferred revenue (1)	189,212	75,833	265,045
Impact from foreign currency translation	(50,081)	(27,955)	(78,036)
Balance at November 30, 2015	1,080,572	406,562	1,487,134

Year-over-year growth rate	14.8%	13.3%	14.4%
Year-over-year growth rate on a constant currency basis	20.1%	21.1%	20.4%

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended November 30, 2015	342,368	114,909	66,303	523,580
Adjustment for currency impact	4,364	17,071	7,048	28,483
Total revenue on a constant currency basis for the three months ended November 30, 2015	346,732	131,980	73,351	552,063

Total revenue for the three months ended November 30, 2014	290,525	105,755	59,615	455,895

Year-over-year growth rate	17.8%	8.7%	11.2%	14.8%
Year-over-year growth rate on a constant currency basis	19.3%	24.8%	23.0%	21.1%

Total revenue for the nine months ended November 30, 2015	996,405	320,836	191,487	1,508,728
Adjustment for currency impact	11,337	66,395	24,748	102,480
Total revenue on a constant currency basis for the nine months ended November 30, 2015	1,007,742	387,231	216,235	1,611,208

Total revenue for the nine months ended November 30, 2014	838,757	310,025	176,766	1,325,548

Year-over-year growth rate	18.8%	3.5%	8.3%	13.8%
Year-over-year growth rate on a constant currency basis	20.1%	24.9%	22.3%	21.6%

(1) Change in deferred revenue includes approximately $0.2 million acquired as part of business combinations.

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
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tmccallum@redhat.com